CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 7, 2001, on the December 31, 2000 financial statements of STI Classic Variable Trust, included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-91476.




/s/Arthur Andersen LLP
Philadelphia, PA
April 27, 2001